                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-16094 on Form S-4, in Post-Effective Amendment Nos. 1 and 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-39445 on Form S-8, in Registration Statement No. 33-61304 on Form S-3, in Amendment No. 1 to Registration Statement No. 33-61304 on Form S-3, in Registration Statement No. 33-52195 on Form S-8, in Registration Statement No. 33-57759 on Form S-8, in Registration Statement No. 33-63375 on Form S-3, in Registration Statement No. 333-19771 on Form S-8, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4, in Registration Statement No. 333-49327 on Form S-8, in Registration Statement No. 333-61065 on Form S-8, in Registration Statement No. 333-62205 on Form S-8 and in Registration Statement No. 333-76183 on Form S-4 of our report dated February 17, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for impairment of long-lived assets to be disposed of effective October 1, 1996 to conform with Statement of Financial Accounting Standards No. 121) incorporated by reference in the Annual Report on Form 10-K/A of Baker Hughes Incorporated for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
July 19, 1999